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                                                                EXHIBIT 10(b)(1)

                                   AGREEMENT

         This agreement made and entered into by and between FIRST NATIONAL BANK OF BRYAN, Bryan, Texas (hereinafter referred to as "Lender") and BODYBILT SEATING, INC., a Texas Corporation (hereinafter referred to as "Borrower") and
MARK A. McMILLAN of Bryan,   Brazos County, Texas (hereinafter referred to as
"Guarantor") relative to a loan ("Loan") in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) from Lender to Borrower.

     WHEREAS, Borrower has in existence with Lender at this time, on a line of credit loan, which is in the original principal amount of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00) which is evidenced by a promissory note dated April 15, 1994, executed by the Borrower (formerly known as Chair Works, Inc.) and payable to Lender, in the original principal amount of $450,000.00, which note is more fully described and secured by a Security Agreement and UCC-1 Financing Statements dated on or about March 1, 1993; and

     WHEREAS, Borrower desires to renew and extend the unpaid balance on said Loan which is $437,500.00, at this date, and to increase the line of credit loan limit to a total of $1,000,000.00; and

     WHEREAS, as part of the consideration for Lender's renewal and extension of said credit limit and for the increase in said line





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of credit to $1,000,000.00, Borrower has agreed that it shall pay to Lender quarterly, a fee equal to the sum of one-half of one percent (1/2 of 1.00%) per annum times the average of the unused portion of the principal balance of the $1,000,000 line of credit note, which Borrower does not request an advance and draw thereon, based upon and calculated over each quarter of each calendar year during the term of this Loan, to be paid by Borrower to Lender, at the end of each quarter;

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, for and in consideration of the premises, the sum of TEN AND NO/100 DOLLARS ($10.00) cash and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Borrower, Borrower agrees to the following:

                                       I.

     Borrower hereby agrees and shall pay to Lender a sum equal to one-half of one percent (1/2 of 1%) per annum as herein provided, on the average unused and un-advanced portion of the principal balance of the $1,000,000 line of credit Loan, such average to be calculated over each quarter of each calendar year, during the term of this Loan, beginning with the 15 day of June, 1995, and continuing regularly and quarter-annually thereafter on the 30 day of June 1995, the 30 day of September 1995, the 31 day of December 1995, and the 31 day of March 1996, of each calendar year. Said sum shall be due and payable at the end of each quarter on demand of Lender, and Borrower hereby authorizes Lender to





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deduct from and said sum shall be deducted and withdrawn from Borrower's designated checking account with Lender at the end of each quarter during each calendar year of the term of this Loan, the first such payment being due on or before the 30 day of June, 1995.

                                      II.

     The Borrower, and any surety, endorser, guarantor and all other parties liable hereunder, waive demand, notice of intent to demand, presentment for payment, notice of non-payment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, and diligence in collection.

                                      III.

     All past due payments hereunder, if permitted by applicable law, shall bear interest from maturity until paid at a rate of interest per annum, which from day to day shall be equal to the lesser of (i) the Maximum Lawful Rate as is defined in the $1,000,000.00 Promissory Note of even date herewith, executed by Borrower to Lender; or (ii) an interest rate of eighteen percent (18%) per annum.

                                      IV.

     This agreement shall be governed by and construed in accordance with the Texas law and applicable federal law. The parties hereto intend to conform strictly to the applicable usury laws. In no event, shall the amount paid or agreed to be paid to Lender exceed the maximum amount permissible under applicable law,





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taking into consideration the interest payable under that certain Promissory
Note in the original principal amount of $1,000,000 hereinabove referenced to, executed by Borrower and made payable to Lender of even date herewith. If fulfillment of any provision hereof or of any mortgage, loan agreement or other document now or hereafter executed or entered into in connection herewith and/or securing or pertaining to the indebtedness evidenced hereby, or in said promissory note in the original principal amount of $1,000,000 at the time performance of such provision shall be due, would involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled herein, shall be reduced automatically to the limit of such validity. If Lender shall ever receive anything of value deemed interest under applicable law, which would exceed interest at the highest lawful rate, in an amount equal to an amount which would have been excessive interest, shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Borrower and Lender.

                                        V.

         Borrower and Guarantor hereby acknowledge and agree that the





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agreement is on a parity with a certain Note of even date herewith in the original principal sum of $1,000,000.00 executed by BODYBILT SEATING, INC., a Texas Corporation, payable to FIRST NATIONAL BANK OF BRYAN, and the undersigned agrees that default in the $1,000,000.00 note or in the payment of the amount due under this agreement shall, at the option of First National Bank of Bryan, ipso facto constitute default in the other.

                                      VI.
     This agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns.

     EXECUTED this the 15 day of June, 1995.

                                        BORROWER:


                                        BODYBILT SEATING, INC.  formerly  THE
                                        CHAIR WORKS, INC.


                                        By: /s/ MARK A. McMILLAN
                                            ------------------------------------
                                                Mark A. McMillan,
                                                President


                                        GUARANTOR:

                                        /s/ MARK A. McMILLAN
                                        ----------------------------------------
                                            Mark A. McMillan, individually



                                        LENDER:

ATTEST:
                                        FIRST NATIONAL BANK OF BRYAN


/s/ TIM BRYAN                           By: /s/ D'LAYNE RHYNSBURGER
-----------------------------------        -------------------------------------
Name:  Tim Bryan                                Name:  D'Layne Rhynsburger
Title: Vice Chairman                            Title: Sr. V.P.





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